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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 10, 2001
                                                         ----------------


                          RENAISSANCE WORLDWIDE, INC.
                          ---------------------------
              (Exact name of registrant as specified in charter)

  MASSACHUSETTS                        0-28192                        04-2920563
(State or other jurisdiction     (Commission File Number)      (I.R.S.Employer
 of incorporation)                                           Identification No.)


        52 Second Avenue, Waltham, MA                              02451
        -----------------------------                              -----
     (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (781) 290-3000
                                                           --------------
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ITEM 5. OTHER EVENTS
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     On October 5, 2001, Renaissance Worldwide, Inc. ("Renaissance") entered into an Agreement and Plan of Merger with Aquent, Inc., a Massachusetts corporation ("Aquent"), and JetElectro Acquisition Corp., a Massachusetts corporation ("Sub"), pursuant to which Sub will be merged with and into Renaissance ("Merger") and each share of Renaissance common stock, no par value per share, of the Company outstanding at the effective time of the Merger will be converted into the right to receive $2.00 in cash.

     Aquent intends to finance the Merger through the use of cash currently held by Renaissance and Aquent and cash to be provided under a credit facility to be established by the CIT Group/Business Credit, and, if necessary, from the issuance of securities of Aquent pursuant to commitments from existing stockholders of Aquent and their family members.

     Aquent has received and accepted a commitment letter to finance the Merger from the CIT Group/Business Credit. In response to requests from investors, Renaissance is furnishing the following summary of the closing conditions included in the financing commitment that Aquent, Inc. has received from CIT Group/Business Credit:

     1. Execution and delivery of appropriate legal documentation that must be satisfactory in form substance to Aquent and the lender.

     2. An updated examination of the books and records of Aquent and Renaissance to update collateral activity and availability since July 31, 2001.

     3. The absence of any material adverse change in the financial condition, business, assets or operations of Renaissance.

     4. The absence of the occurrence of any event (other than relating to historical or projected financial performance of Aquent) resulting in the lender's reasonable expectation that Aquent would be unable to perform in any material respect its obligations under the proposed line of credit.

     5. Any waiver by Aquent of the closing condition relating to the absence of injunctions or restraints included in the Merger Agreement.

     6. Aquent achieving (i) gross revenues for the seven-month period ending with the last full calendar month prior to the closing of the Merger for which financial statements of Aquent are reasonably available of not less than approximately $70.39 million and (ii) a net worth as of the last day of the last full calendar month prior to the closing of the Merger for which financial statements of Aquent are reasonably available of not less than approximately $25.35 million.

     7. The lender's receipt of a twelve-month cash budget projection.

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     8. An opinion of counsel on federal and state securities laws and antitrust compliance.

     9. The lender's review, and satisfaction with, the executed Merger Agreement and the structure of the proposed transaction.

     In addition to the CIT Group/Business Credit commitment, Aquent has received commitments from certain of its existing stockholders and their family members to invest up to $4 million in securities of Aquent if needed to satisfy conditions to the closing of the financing. Aquent also expects to seek additional financing from other sources in order to provide it with greater flexibility in financing the Merger.

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                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   RENAISSANCE WORLDWIDE, INC.


                                   By: /s/ Joseph P. Fargnoli
                                       -------------------------------------
                                   Name:  Joseph P. Fargnoli
                                   Title: Chief Financial Officer, Treasurer
                                          and Clerk


Date:  October 10, 2001